UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2021
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On August 9, 2021 (the “Closing Date”), PLBY Group, Inc., a Delaware corporation (“PLBY” or the “Company”), completed the acquisition of Honey Birdette (Aust) Pty Limited, a company organized under the laws of Australia (“HB”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated June 28, 2021, by and among PLBY, PLBY Australia Pty Ltd, a company organized under the laws of the Australia and an indirect, wholly-owned subsidiary of PLBY (“Buyer”), HB, the holders of all of the capital stock of HB (the “Sellers”), and Ray Itaoui, as the Sellers’ representative (the “Representative”), pursuant to which Buyer acquired all of the capital stock of HB (the “Acquisition”), resulting in HB becoming an indirect, wholly-owned subsidiary of PLBY. The entry into the Purchase Agreement was previously announced by PLBY in its Current Report on Form 8-K filed on June 29, 2021 (the “Initial Form 8-K”).

Item 1.01    Entry Into a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, PLBY entered into Amendment No. 1 to the Credit and Guaranty Agreement, dated as of August 11, 2021 (the “First Amendment”), to the Credit and Guaranty Agreement, dated as of May 25, 2021 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”), by and among PLBY, Playboy Enterprises, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Acquiom Agency Services LLC, as the administrative agent and the collateral agent, to, among other things: (a) obtain a $70 million incremental term loan (the “Incremental Term Loan”), thereby increasing the aggregate principal amount of term loan indebtedness outstanding under the Credit Agreement to $230 million, and (b) amend the terms of the Existing Credit Agreement to, among other things, (i) permit HB and certain of its subsidiaries to guaranty the obligations under the Credit Agreement and (ii) re-set the call protection set forth in Section 2.11 of the Credit Agreement.

The Incremental Term Loan has been incurred on materially the same terms as the previously existing term loan under the Credit Agreement (with the Incremental Term Loan, the “Aggregate Term Loan”). The Aggregate Term Loan matures on May 25, 2027 at an effective rate of LIBOR plus 5.75%, with a LIBOR floor of 0.50%. The interest rate applicable to borrowings under the Aggregate Term Loan may subsequently be adjusted on periodic measurement dates provided for under the Credit Agreement based on the type of loans borrowed and total leverage ratio at such time. At the Company’s option, it may borrow loans which accrue interest at (i) a base rate (with a floor of 1.50%) or (ii) at LIBOR, in each case plus an applicable per annum margin. The per annum applicable margin for base rate loans is 4.25% or 4.75%, with the lower rate applying when the total leverage ratio as of the applicable measurement date is 3.00 to 1.00 or less, and the per annum applicable margin for LIBOR loans is 5.25% or 5.75%, with the lower rate applying when the total leverage ratio as of the applicable measurement date is 3.00 to 1.00 or less. The Aggregate Term Loan requires quarterly amortization payments of 1.00% per annum, commencing on September 30, 2021. The Company’s obligations pursuant to the Credit Agreement are guaranteed by the Company and any its current and future wholly-owned subsidiaries, subject to certain exceptions.

The Incremental Term Loan, together with cash on hand, was used to finance the Acquisition and to pay fees and expenses incurred in connection with the Incremental Term Loan and the Acquisition.

The foregoing summary of the First Amendment, the Incremental Term Loan and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Purchase Agreement, at the closing of the Acquisition (the “Closing”), Buyer acquired all of the capital stock of HB from the Sellers for aggregate consideration valued at AUD443 million (or approximately $328 million, based on the exchange rate in effect at the close of business on August 6, 2021). The consideration consisted of a combination of approximately AUD318 million (or approximately $235 million) of cash and 2,155,849 shares of PLBY’s common stock (the “Stock Consideration”) valued at approximately AUD125 million (or approximately $93 million) and based on an issue price of $43.0155 per share, as provided for by the Purchase Agreement. A portion of the Stock Consideration will be subject to restrictions on transfer under the Purchase Agreement pending the final determination of certain post-Closing True-Up adjustments as described below.

In addition, pursuant to the Purchase Agreement, AUD1 million (or approximately $739,100) of the cash consideration was placed in an escrow account at Closing for the satisfaction of certain post-Closing adjustments payable by the Sellers. Following Closing, the Sellers may also be entitled to the issuance of additional shares of PLBY common stock in the event that HB’s financial results for each of its 2021 and 2022 fiscal years exceed certain financial targets set forth in the Purchase Agreement (each a “True-Up”). In the event that HB fails to achieve certain financial results for its 2021 and 2022 fiscal years as set forth in the Purchase Agreement, a portion of the Stock Consideration may be canceled in accordance with the terms of the Purchase Agreement. For any shares of PLBY common stock delivered as Stock Consideration (including any shares issued pursuant to any True-Up), the Purchase Agreement requires PLBY to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 for the benefit of the Sellers receiving such Stock Consideration.

Additional information and details of the Purchase Agreement were previously disclosed in Item 1.01 of the Initial Form 8-K, which is incorporated by reference into this Item 2.01. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 hereto and which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Stock Consideration was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2021, Dr. Suying Liu notified the Board of Directors (the “Board”) of PLBY of his resignation from the Board effective immediately. Dr. Liu’s resignation from the Board is not due to any disagreement with PLBY or any person affiliated with PLBY on any matter relating to PLBY’s operations, policies or practices. At the time of Dr. Liu’s resignation, he was a member of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board.

On August 9, 2021, PLBY notified the Nasdaq Stock Market, LLC (“Nasdaq”) of PLBY’s temporary noncompliance with the continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Board and its Audit Committee, respectively, because there is no longer a majority of independent directors on the Board and the Audit Committee is no longer comprised of three independent directors due to the lack of one independent director. PLBY will rely on the cure periods set forth in Listing Rules 5605(b)(1)(A) and 5605(c)(4) of the Nasdaq Listing Rules with respect to the composition of its Board and Audit Committee, respectively. PLBY is in the process of identifying a new director to appoint to the Board and its committees to fill the vacancies created by Dr. Liu’s resignation, and PLBY anticipates appointing such replacement director within the applicable cure periods under the Nasdaq rules listed above.

Item 8.01     Other Events.

On August 10, 2021, PLBY issued a press release announcing the Closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(d)	Exhibits

Exhibit No.	Description

2.1*
Share Purchase Agreement, dated June 28, 2021, by and among PLBY Group, Inc., PLBY Australia Pty Ltd, Honey Birdette (Aust) Pty Limited, the sellers party thereto, and Ray Itaoui, as the sellers’ representative (incorporated by reference to Exhibit 2.1 of PLBY’s Current Report on Form 8-K filed with the SEC on June 29, 2021).

10.1*
Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 11, 2021, by and among PLBY, Playboy Enterprises, Inc., each guarantor party thereto, the lenders party thereto, and Acquiom Agency Services LLC, as the administrative agent and the collateral agent.

99.1	Press Release, dated August 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits to this Exhibit have been omitted. PLBY Group, Inc. agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2021	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary